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                      SUBSIDIARIES OF THE REGISTRANT(7)

                                                                  EXHIBIT NO. 21

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              Corporate Name                     Incorporated In               Ownership
              --------------                     ---------------              ---------
GBC Business Equipment Inc.                      Florida                       100%
GBC International, Inc.                          Nevada                        100%(1)
U.S. RingBinder Corp.                            Massachusetts                 100%
GBC Australia Pty. Ltd.                          Australia                     100%(2)
GBC Canada, Inc.                                 Canada                        100%(2)
GBC United Kingdom Limited                       England                       100%(2)
GBC France S.A.                                  France                        100%(3)
GBC Deutschland GmbH                             Germany                       100%
GBC Nederland B.V.                               Holland                       100%(2)
General Binding Corporation Italia S.p.A.        Italy                         100%(2)
GBC Japan K.K.                                   Japan                         100%(2)
Grupo GBC S.A. de C.V. (Mexico)                  Mexico                        100%(4)
GBC Schweiz A.G.                                 Switzerland                   100%(2)
U.S. RingBinder (Singapore) Pte. Ltd.            Singapore                     100%(2)
VeloBind, Incorporated                           Delaware                      100%
GBC Metals Corp.                                 Nevada                        100%
Sun Kwong Metal Manufacturer Company, LTD.       China                          40%(5)
Champion Stationery Manufacturing Company,
   Limited                                       China                          36%(5)
PBB&R S.A. de C.V.                               Mexico                        100%
USRB S.A.                                        Costa Rica                    100%(6)
Sickinger Company                                Michigan                      100%

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(1)  Subsidiary of GBC Business Equipment Inc.
(2)  Subsidiary of GBC International, Inc.
(3)  Subsidiary of GBC Schweiz A.G.
(4) See Note 11 to Consolidated Financial Statements of the Company's 1994 Annual Report to Stockholders
(5)  Subsidiary of GBC Metals Corp.
(6)  Subsidiary of U.S. RingBinder Corp.
(7) Certain insignificant subsidiaries have been excluded from Exhibit No. 21 under Rule 1-02(v) of Regulation S-X. These excluded subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.